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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported):  March 19, 2002

                            ViroPharma Incorporated
                (Exact name of issuer as specified in charter)



     DELAWARE                         0-021699                  23-2789550
  (State or Other                   (Commission              (I.R.S. Employer
   Jurisdiction                         file                  Identification
of Incorporation or                    number)                    Number)
   Organization)

                            405 EAGLEVIEW BOULEVARD
                          EXTON, PENNSYLVANIA  19341
                   (Address of principal executive offices)

                                (610) 458-7300
             (Registrant's telephone number, including area code)
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Item 5 - Other Events.

          On March 19, 2002, ViroPharma Incorporated announced that the Antiviral Drugs Advisory Committee of the U.S. Food and Drug Administration
(FDA) voted to not recommend PICOVIR(TM) (pleconaril) for approval at this time for the treatment of the common cold in adults. The Advisory Committee requested that certain safety, drug interaction (including interactions with oral contraceptives) and other additional data not included in the pivotal trials be provided before the drug could be recommended for approval.

          The Advisory Committee's recommendation is not binding, although it will be considered by the FDA in its review of the new drug application (NDA) for PICOVIR. ViroPharma expects to work with the FDA to determine appropriate next steps toward approval for PICOVIR.

          ViroPharma and its collaboration partner Aventis Pharmaceutical, the U.S. pharmaceutical business of Aventis Pharma AG, issued a press release regarding the Advisory Committee's decision that is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 7 - Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

     Exhibit No.   Description
     -----------   -----------

       99          Press Release dated March 19, 2002

                                  Signatures

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                              ViroPharma Incorporated

Date: March 20, 2002          By: /s/ Thomas F. Doyle
                                  -------------------
                                      Thomas F. Doyle
                                      Vice President, General
                                      Counsel and Secretary
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                               Index to Exhibits

Exhibit No.   Description
-----------   -----------

    99        Press Release dated March 19, 2002